Exhibit 4.4

SECOND SUPPLEMENTAL INDENTURE

SECOND SUPPLEMENTAL INDENTURE, dated as of November 22, 2013 (this “Supplemental Indenture”), among Mapleby Holdings Merger Corporation, a Delaware corporation, OfficeMax Incorporated, a Delaware corporation, OfficeMax Southern Company, a Louisiana partnership, OfficeMax Nevada Company, a Nevada corporation, OfficeMax North America, Inc., an Ohio corporation, Picabo Holdings, Inc., a Delaware corporation, BizMart, Inc., a Delaware corporation, BizMart (Texas), Inc., a Delaware corporation, OfficeMax Corp., an Ohio corporation, and OMX, Inc., a Nevada corporation (collectively, the “Guaranteeing Subsidiaries”), each a subsidiary of Office Depot, Inc., a Delaware corporation (or its permitted successor) (the “Company”), the Company, the Guarantors listed on the signature pages hereto and U.S. Bank National Association (or its permitted successor), a nationally chartered banking association, as trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Company and the other Guarantors party thereto have heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as March 14, 2012, as supplemented by the Supplemental Indenture dated February 2, 2013, providing for the issuance of the Company’s 9.75% senior secured notes due 2019 (the “Notes”);

WHEREAS, Section 4.11 of the Indenture provides that under certain circumstances the Company is required to cause each of the Guaranteeing Subsidiaries to execute and deliver to the Trustee a supplemental indenture pursuant to which each Guaranteeing Subsidiary shall, subject to Article Twelve of the Indenture, jointly and severally with all of the other Guarantors, fully and unconditionally guarantee all the Company’s obligations under the Notes pursuant to a Note Guarantee on the terms and conditions set forth herein (the “Note Guarantee”); and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee, the Company and the existing Guarantors are authorized to execute and deliver this Supplemental Indenture;

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, each Guaranteeing Subsidiary, the Company, the Guarantors and the Trustee mutually covenant and agree as follows for the equal and ratable benefit of the Holders of the Notes:

1. Defined Terms. As used in this Supplemental Indenture, terms defined in the Indenture or in the preamble or recital hereto are used herein as therein defined. The words “herein,” “hereof’ and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

2. Agreement to Guarantee. Each Guaranteeing Subsidiary hereby agrees, jointly and severally with all other Guarantors, to unconditionally guarantee the Company’s obligations under the Notes on the terms and subject to the conditions set forth in Article Twelve of the Indenture and to be bound by all other applicable provisions of the Indenture.

3. Notices. All notices or other communications to each Guaranteeing Subsidiary shall be given as provided in Section 13.01 of the Indenture.

4. Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

5. GOVERNING LAW. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES WHICH WOULD HAVE THE EFFECT OF APPLYING THE LAWS OF ANY OTHER JURISDICTION.

6. Trustee Makes No Representation. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.

7. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

8. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction thereof.

9. Execution and Delivery. Each Guaranteeing Subsidiary agrees that the Note Guarantee shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of the Note Guarantee.

10. No Recourse Against Others. No past, present or future director, officer, employee, manager, incorporator or stockholder of a Guaranteeing Subsidiary, as such, shall have any liability for any obligations of a Guaranteeing Subsidiary under the Notes, the Indenture, this Supplemental Indenture, the Note Guarantees, or Security Documents for any claim based on, in respect of, or by reason of, such obligations or their creation. The waiver and release under this Section 10 are part of the consideration for the Note Guarantees.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

GUARANTEEING SUBSIDIARIES:

MAPLEBY HOLDINGS MERGER CORPORATION,
OFFICEMAX INCORPORATED
OFFICEMAX SOUTHERN COMPANY
OFFICEMAX NEVADA COMPANY
OFFICEMAX NORTH AMERICA, INC.
PICABO HOLDINGS, INC.
BIZMART, INC.
BIZMART (TEXAS), INC.
OFFICEMAX CORP.
OMX, INC.

By:	/s/ Anthony Giuliano
	Name:	Anthony Giuliano
	Title:	Vice President and Treasurer

[Signature Page to Supplemental Indenture]

OFFICE DEPOT, INC.

By:	/s/ Richard Leland
	Name:	Richard Leland
	Title:	Vice President and Treasurer

GUARANTORS:

4SURE.COM, INC.
OD INTERNATIONAL, INC.
SOLUTIONS4SURE.COM, INC.
THE OFFICE CLUB, INC.
VIKING OFFICE PRODUCTS, INC.
OFFICE DEPOT FOREIGN HOLDINGS GP, LLC
OFFICE DEPOT FOREIGN HOLDINGS LP, LLC
EDEPOT, LLC

By:	/s/ Richard Leland
	Name:	Richard Leland
	Title:	Vice President and Treasurer

[Signature Page to Supplemental Indenture]

U.S. BANK NATIONAL ASSOCIATION, AS TRUSTEE

By:	/s/ Jack Ellerin
	Name:	Jack Ellerin
	Title:	Vice President

[Signature Page to Supplemental Indenture]